THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THIS “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

THE HOLDER OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.

CONFIDENTIAL

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	SEARCH BY HEADLINES.COM CORP., having an address at 2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1

(“SBH”)

AND:	NAKED BOXER BRIEF CLOTHING INC., having an address at 2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1

(“Naked” and, together with SBH, the “Issuers”)

PURCHASE OF CONVERTIBLE NOTES AND WARRANTS

1.	Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth in this subscription agreement (this “Agreement”), the undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase a convertible note of the Issuers, in the form attached hereto as Exhibit “B” (the “Note”), in the aggregate principal amount of $, and  share purchase warrants of SBH having the terms and conditions set out in the warrant certificate attached hereto as Exhibit “C” (the “Warrants” and, together with the Note, the “Securities”) (such subscription and agreement to purchase being the “Subscription”), for the aggregate purchase price of US$ (the “Subscription Amount”), which is tendered herewith.

1.2 The Issuers hereby agree to sell the Securities to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement.  Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuers.

1.3 The Subscriber acknowledges that the Securities have been offered as part of an offer by the Issuers of other Securities in an amount as may be determined by the board of directors of the Issuers in their sole discretion (the “Offering”).

1.4 The Subscriber acknowledges that a finder’s fee or a broker’s commission may be paid by the Issuers in connection with this Subscription.

1.5 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

2.	Payment

2.1 The Subscription Amount must accompany this Subscription and shall be paid in accordance with the Note as instructed by the Agent (as defined in the Note).

3.	Documents Required from Subscriber

3.1 The Subscriber must complete, sign and return to the Issuers the following documents:

(a)	an executed copy of this Agreement;

(b)	a Canadian Investor Questionnaire (the “Questionnaire”) attached as Exhibit “A” that starts on page 12; and

(c)	such other supporting documentation that the Issuers or their legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

3.2 The Subscriber shall complete, sign and return to the Issuers as soon as possible, on request by the Issuers, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3 Both parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Issuers and is not protecting the rights and interests of the Subscriber.  The Subscriber acknowledges and agrees that the Issuers and Clark Wilson LLP have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuers and Clark Wilson LLP that the Subscriber has sought independent legal advice or waives such advice.

4.	Conditions and Closing

4.1 The closing of the sale of the Securities to the Subscriber (the “Closing”) shall occur on or before August 10, 2012, or on such other date as may be determined by the Issuers in their sole discretion (the “Closing Date”).

4.2 The Closing is conditional upon and subject to:

(a)	the Issuers having obtained all necessary approvals and consents, including regulatory approvals for the Offering; and

(b)
the issue and sale of the Securities being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Securities, or the Issuers having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

4.3 On the Closing Date, the Subscriber acknowledges that the certificates representing the Securities will be available for delivery, provided that the Subscriber has satisfied the requirements of Section 3 hereof and the Issuers have accepted this Agreement.

4.4 Acknowledgements and Agreements of Subscriber

4.5 The Subscriber acknowledges and agrees that:

(a)
none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(b)	the Issuers have not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)
the decision to execute this Agreement and acquire the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuers and such decision is based entirely upon a review of any public information which has been filed by SBH with the United States Securities and Exchange Commission (the “SEC”) and any Canadian provincial securities commissions (collectively, the “Public Record”);

(d)
the Subscriber understands and agrees that the Issuers and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuers;

(e)	there are risks associated with the purchase of the Securities, as more fully described in SBH’s periodic disclosure forming part of the Public Record;

(f)
the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuers in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuers;

(g)	finder’s fees or broker’s commissions may be payable by the Issuers to finders who introduce subscribers to the Issuers;

(h)
the books and records of the Issuers were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(i)
all of the information which the Subscriber has provided to the Issuers is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuers with such information;

(j)	the Issuers are entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaire, and the Subscriber will hold harmless the Issuers from any

(k)	loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaire;

(l)
the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuers are not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(m)
the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Issuers give no opinion and make no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

(n)
in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell any of the Securities in Canada under applicable provincial securities laws and Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”) of the Canadian Securities Administrators;

(o)
the Issuers have advised the Subscriber that the Issuers are relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under provincial securities legislation and other applicable securities laws, as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation including the various provincial securities acts, including statutory rights of rescission or damages, will not be available to the Subscriber;

(p)	neither the SEC nor any securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(q)	there is no government or other insurance covering any of the Securities; and

(r)
the Issuers will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable laws.

5.	Representations, Warranties and Covenants of the Subscriber

5.1 The Subscriber hereby represents and warrants to and covenants with the Issuers (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person and is executing this Agreement outside of the U.S.;

(b)
the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(c)
the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(d)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(e)	the Subscriber has received and carefully read this Agreement;

(f)
the Subscriber is aware that an investment in the Issuers is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire investment;

(g)
the Subscriber has made an independent examination and investigation of an investment in the Securities and the Issuers and agrees that the Issuers will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Issuers;

(h)
all information contained in the Questionnaire is complete and accurate and may be relied upon by the Issuers, and the Subscriber will notify the Issuers immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(i)
the Subscriber is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Subscriber has not subdivided his interest in the Securities with any other person;

(j)
the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(k)
the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities or any of them;

(l)
the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities;

(n)
the Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to

(o)
U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(p)
the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(q)
the Subscriber acknowledges that it has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(r)
hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws;

(s)
the Subscriber acknowledges and agrees that the Issuers shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuers, along with an executed copy of this Agreement:

(i)	a fully completed and executed Questionnaire in the form attached hereto as Exhibit “A”, and

(ii)	such other supporting documentation that the Issuers or their legal counsel may request to establish the Subscriber’s qualification as a qualified investor; and

(t)
by completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber satisfies one of the categories of registration and prospectus exemptions provided in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”) adopted by the Canadian Securities Administrators.

5.2 In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

6.	Representations and Warranties will be Relied Upon by the Issuers

6.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Issuers and their legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Securities on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made

6.2 by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

7.	Legending and Registration of Securities

7.1 If the Subscriber is a resident of Canada, the Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates or other document representing any of the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.”

7.2 The Subscriber hereby acknowledges and agrees to the Issuers making a notation on their records or giving instructions to their registrar and transfer agent in order to implement the restrictions on transfer set forth and described in this Agreement.

8.	Resale Restrictions

8.1 The Subscriber acknowledges that the Securities are subject to resale restrictions in Canada and the United States and may not be traded in Canada or the United States except as permitted by the applicable federal, state and provincial securities laws and the rules made thereunder.

9.	Collection of Personal Information

9.1 The Subscriber acknowledges and consents to the fact that the Issuers are collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering.  The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Issuers to (a) stock exchanges or securities regulatory authorities, (b) the Issuers’ registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the

9.2 Offering.  By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice.  Notwithstanding that the Subscriber may be purchasing Securities as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuers, all as may be required by the Issuers in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)
the Issuers may deliver to any securities commission having jurisdiction over the Issuers, the Subscriber or this subscription, including any Canadian provincial securities commissions and/or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Issuers owned by the Subscriber, the number of Securities purchased by the Subscriber and the total purchase price paid for such Securities, the prospectus exemption relied on by the Issuers and the date of distribution of the Securities,

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws, and

(d)
the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission
Suite 1903, Box 55
20 Queen Street West
Toronto, ON  M5H 3S8

Telephone:  (416) 593-8086

10.	Costs

10.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

11.	Governing Law

11.1 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

12.	Currency

12.1 Any reference to currency in this Agreement is to the currency of the United States unless otherwise indicated.

13.	Survival

13.1 This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

14.	Assignment

14.1 This Agreement is not transferable or assignable.

15.	Severability

15.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

16.	Entire Agreement

16.1 Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuers or by anyone else.

17.	Notices

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy.  Notices to the Subscriber shall be directed to the address of the Subscriber set forth on page 10 of this Agreement and notices to the Issuers shall be directed to it at the address of the Issuers set forth on page 1 of this Agreement.

18.	Counterparts and Electronic Means

18.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

19.	Exhibits

19.1 The exhibits attached hereto form part of this Agreement.

20.	Indemnity

20.1 The Subscriber will indemnify and hold harmless the Issuers and, where applicable, their directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement, the Questionnaire, or in any document furnished by the Subscriber to the Issuers in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuers in connection therewith.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Issuers.

Subscriber Information ________________________________________________________ (Name of Subscriber)	Register the Securities as set forth below: ________________________________________________________ (Name to Appear on Certificate)
________________________________________________________ (Account Reference, if applicable
Account Reference (if applicable):______________________________	________________________________________________________ (Address, including Postal Code)

________________________________________________________
(Signature of Subscriber – if the Subscriber is an Individual)

________________________________________________________
(Signature of Authorized Signatory – if the Subscriber is not an Individual)

________________________________________________________
(Name and Title  of Authorized Signatory – if the Subscriber is not an Individual)

________________________________________________________
(SIN, SSN, or other Tax Identification Number of the Subscriber)

________________________________________________________
(Subscriber’s Address, including city and Postal Code)

    ________________________________________________________
    (Telephone Number)

Deliver the Securities as set forth below:

________________________________________________________
(Attention - Name)

________________________________________________________
(Account Reference, if applicable)

________________________________________________________
(Street Address, including Postal Code) (No PO Box)

     ________________________________________________________
     (Telephone Number)

ACCEPTANCE

The Issuers hereby accept the subscription as set forth above on the terms and conditions contained in this Private Placement Subscription Agreement as of the ____ day of _______________________, 2012.

SEARCH BY HEADLINES.COM CORP.

Per:           ______________________________________________
                  Authorized Signatory

NAKED BOXER BRIEF CLOTHING INC.

Per:           ______________________________________________
                  Authorized Signatory

EXHIBIT “A”

CANADIAN INVESTOR QUESTIONNAIRE

TO:           SEARCH BY HEADLINES.COM CORP. and

NAKED BOXER BRIEF CLOTHING INC.

(collectively, the “Issuers”)

RE:           Purchase of Convertible Notes and Warrants (together, the “Securities”)

Capitalized terms used in this Questionnaire and not specifically defined have the meaning ascribed to them in the Private Placement Subscription Agreement between the Subscriber and the Issuers to which this Exhibit A is attached.

In connection with the purchase by the Subscriber (being the undersigned, or if the undersigned is purchasing the Securities as agent on behalf of a disclosed beneficial Subscriber, such beneficial Subscriber, shall be referred herein as the “Subscriber”) of the Securities, the Subscriber hereby represents, warrants and certifies to the Issuers that the Subscriber:

(i)
is purchasing the Securities as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”));

(ii)	(A)	is resident in or is subject to the laws of one of the following (check one):
☐ Alberta	☐ New Brunswick	☐ Prince Edward Island
☐ British Columbia	☐ Nova Scotia	☐ Quebec
☐ Manitoba	☐ Ontario	☐ Saskatchewan
☐ Newfoundland and Labrador
☐ United States: _________________________ (List State of Residence)

or

(B)	☐ is resident in a country other than Canada or the United States; and

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Securities.

In connection with the purchase of the Securities of the Issuers, the Subscriber hereby represents, warrants, covenants and certifies that:
(a)
the Subscriber is not a trust company or trust company registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada; and

(b)
 the Subscriber is an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying one of the following criteria (YOU MUST ALSO INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE BELOW).

☐	(a)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(b)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (a),
☐	(c)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,
☐	(d)
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(e)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
☐	(f)
a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (f),

☐	(g)
an investment fund that distributes or has distributed its securities only to
(i)a person that is or was an accredited investor at the time of the distribution,
(ii)a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of NI 45-106, or 2.19 [Additional investment in investment funds] of NI 45-106, or
(iii)a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

☐	(h)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(i)
a trust company or trust company registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust company, as the case may be,

☐	(j)
a person acting on behalf of a fully managed account managed by that person, if that person
(i)is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii)           in Ontario, is purchasing a security that is not a security of an investment fund,

☐	(k)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(l)	an entity organized in a foreign jurisdiction that is analogous to the entity referred to in paragraph (a) in form and function,
☐	(m)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(n)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
☐	(o)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Securities and acknowledges that they will survive the completion of the issue of the Securities.

The Subscriber acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Subscriber as a Subscriber of the Securities and that this certificate is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuers of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

DATED as of _______ day of __________________, 2012.

_______________________________________________________________________
Print Name of Subscriber (or person signing as agent)

By:   ___________________________________________________________________
                               Signature

___________________________________________________________________
  Title

EXHIBIT “B”

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE is dated August _____, 2012

BETWEEN:

SEARCH BY HEADLINES.COM CORP. (“SBH”) a Nevada corporation, and NAKED BOXER BRIEF CLOTHING INC. (“Naked”), a Nevada corporation, both having an office for notice at 2-34346 Manufacturers Way, Abbotsford BC V2S 7M1

(collectively, the “Borrowers”)

AND:

●, of [insert address]

(the “Lender”)

BACKGROUND:

A.           Naked is a wholly-owned subsidiary of SBH, operating a product manufacturing and distribution business for men’s clothing products.

B.           Naked requires funds to expand its inventory and sales operations, and, in order to raise funds for that purpose, (i) Naked and SBH have determined to issue joint and several convertible term promissory notes to a group of accredited investors, as defined in applicable securities legislation (the “Kalamalka Group”); and (ii) SBH has determined to issue warrants to purchase common shares in its capital (each, a “Warrant”) to Kalamalka Partners Ltd. (the “Agent”) and each member of the Kalamalka Group, with Warrants to be issued to the Lender on the terms and conditions set out in section 9 below.

C.           The Lender is a member of the Kalamalka Group, is an accredited investor, has entered into an agency and interlender agreement with the other members of the Kalamalka Group, SBH, Naked, and the “Agent” pursuant to which the Agent will manage the obligations evidenced by this Note and the security for those obligations provided for in this Note on the Lender’s behalf (as amended, supplemented and replaced from time to time) (the “Agency Agreement”), and has agreed to lend funds to the Borrowers as provided for in this Note (the “Loan”).

NOW THEREFORE THE PARTIES HERETO AGREE as follows:

1. For value received the Borrowers hereby jointly and severally promise to pay to the Lender the sum of $_____________.00 (the “Principal”) on August 16, 2014 (the “Due Date”). This Note will bear interest (the “Interest”) on the Principal outstanding, from time to time, both before and after maturity, default and judgment, commencing the date of advance of the Principal to the Agent’s Account (as defined below), calculated and paid as follows:

(a)
on all Principal advanced by the Lender to the Agent’s Account but not advanced from the Agent’s Account to the Borrowers’ Account (as defined below), or which has been repaid into the Agent’s Account by the Borrowers, the Borrowers will pay to the Lender interest at the rate of four percent (4%) per annum, calculated and payable monthly (the “Standby Interest”); and

(b)
on all Principal advanced to the Borrowers’ Account, and until repaid to the Lender, the Borrowers will pay to the Lender interest at the rate of twelve percent (12%) per annum, calculated and payable monthly.

The Borrowers shall pay the estimated interest (including Standby Interest) for each month not less than five (5) days prior to the end of that month to the Agent’s Account.  Any adjustments to estimated interest shall be made at the same time as the next month’s estimated interest payment. All deposit interest earned on the Agent’s Account shall accrue to the benefit of the Kalamalka Group and be paid pro rata to the members of the Kalamalka Group monthly within five business days of when it is credited to the Agent’s Account by the institution holding that account.

2. The Lender shall advance the Principal into an account maintained by the Agent (the “Agent’s Account”) pursuant to the Agency Agreement, and, at the written direction of the Borrowers, the Agent shall advance such portion of the Principal as may be provided in that direction into an account (the “Borrowers’ Account”) managed by two representatives of the Borrowers and two representatives of the Agent.  All advances from the Borrowers’ Account to the Borrowers shall be jointly authorized by not less than one representative of the Agent and one representative from the Borrowers.  The proceeds of the Loan shall be advanced to the Agent’s Account and from the Agent’s Account to the Borrowers’ Account.  Payments from the Borrowers’ Account to the Agent’s Account designated as “interest payments” shall be deemed to be interest payments made rateably to each member of the Kalamalka Group that is a Lender. The Borrowers may prepay all or a portion of the Principal and any accrued but unpaid interest thereon, provided that the Borrowers provide sixty (60) days’ prior written notice to the Agent. In addition, the Borrowers may make payments to the Agent’s Account designated as “repayment of advances” from the Borrowers’ Account only if the Borrowers provide sixty (60) days’ prior written notice to the Agent.  Such “repayments of advances” shall not be deemed to be a repayment of Principal to the Lender, but shall bear interest as provided in Section 1(a), and must be accompanied by a repayment fee equivalent to one percent (1%) of the amount of such payment.

3. At the Lender’s option, but subject to the provisions of the Agency Agreement, the outstanding Principal and all accrued but unpaid interest represented by this Note will become immediately due and payable upon written notice of acceleration given by the Agent to the Borrowers following the occurrence of any of the following events (each an “Event of Default”):

(a)
if the Borrowers shall fail to pay any portion of the Principal, any Interest on this Note or any other sum due hereunder, on the date on which such amount shall become due and payable, whether at the stated date of maturity or at any accelerated date of maturity or at any other date fixed for payment;

(b)
if the Borrowers shall fail to perform in any material respect any of the other covenants and agreements set forth herein or in any security granted by either of them in connection with their obligations under this Note (collectively the “Security”), and not cure such failure within ten (10) days after notice thereof;

(c)
if any material representation or warranty of the Borrowers in this Note, the officer’s certificate of SBH, or the officer’s certificate of Naked shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(d)
if a Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized lease, in each case for which such Borrower’s obligations exceed CAD$50,000, or fail to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound and evidencing or securing borrowed money or credit received or in respect of any such capitalized lease for such period of time or otherwise as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(e)
if a Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of a Borrower or of any substantial part of its respective assets or shall commence any case or other proceeding relating to a Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall authorize any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against a Borrower or a Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such involuntary petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

(f)
if a decree or order shall be entered appointing any trustee, custodian, liquidator or receiver of a Borrower or of any substantial part of its assets, or adjudicating a Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding;

(g)
if there shall remain in force, undischarged, unsatisfied, unvacated, unbonded or unstayed, for more than sixty (60) days, any final judgment against a Borrower that, with other such outstanding final judgments against a Borrower or any subsidiary of a Borrower that are undischarged, unsatisfied, unvacated, unbonded or unstayed, exceeds in the aggregate CAD$25,000 in excess of insurance coverage which the insurer has acknowledged and confirmed it would provide with respect to such judgment;

(h)
if this Note or any Security shall be cancelled, terminated, revoked or rescinded, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Note or any security shall be commenced by or on behalf of a Borrower or its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more provisions of this Note or any Security is illegal, invalid or unenforceable in accordance with the terms thereof;

(i)
if there shall occur (i) a sale or disposition of all or substantially all of the assets of a Borrower, or (ii) any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of all or any portion of the outstanding shares of a Borrower, in a single transaction or a series of related transactions except, in the case of a transfer of beneficial ownership of common shares in the capital of a Borrower where the shareholders of that Borrower immediately prior to such transaction or series of related transactions retain directly or indirectly at least fifty percent (50%) of the voting power in that Borrower or the successor or acquiring entity (as applicable);  and

(j)
if there occurs a Material Adverse Effect as defined in subsection (i) of the definition thereof or that otherwise is not curable, or (b) there occurs any other Material Adverse Effect that continues in existence uncured for five business days.  “Material Adverse Effect” means any event or series of events that, individually or in the aggregate, results in (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of a Borrower (including without limitation the withdrawal by applicable authorities of a business license of a Borrower which business license would be necessary to conduct its business as currently conducted or as contemplated to be conducted), (ii) a material impairment of the ability of a Borrower to perform under this Note, the Security to which it is a party or any other note or agreement to which a Borrower is a party, or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against a Borrower of this Note, any Security to which it is a party or any other note or agreement to which Borrower or any Subsidiary is a party.

For greater certainty, a Material Adverse Effect shall include a material adverse change in the business plans of the Borrowers as represented to the Agent.

4. Upon the occurrence of an Event of Default and at any time thereafter, provided the Event of Default has not been waived by the Agent or the Borrowers have not theretofore remedied all outstanding Events of Default within the prescribed time period, the Agent may at its option, but in accordance with the provisions of the Agency Agreement, by notice to the Borrowers:

(a)	terminate the ability of the Borrowers to request further advances from the Agent’s Account;

(b)	declare the Principal, Interest and all other amounts owing under this Note to be immediately due and payable; and

(c)	enforce all rights and remedies granted under the Security.

5. Each of the Borrowers represents and warrants to the Lender that:

(a)
it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or continuation, and is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except those jurisdictions where failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(b)
it has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Note and the Security;

(c)
the execution, delivery and performance of this Note, including, without limitation, the issuance of the Warrants, are within its powers, have been duly authorized, are not or will not be in conflict with or constitute a breach of any provision contained in its enabling documents, and do not or will not contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material agreement to which it is a party or by which it is bound, or give any person the right to (i) declare a default or exercise any remedy under any such material agreement, (ii) accelerate the maturity or performance of any such material agreement, or (iii) cancel, terminate or modify any such material agreement;

(d)
it has obtained or made all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to authorize, or required in connection with, (i) the execution, delivery and performance of this Note and the Security to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Note and the Security to which it is a party.

(e)
it has not granted or agreed to grant any registration rights, anti-dilution protections, protective provisions, liquidation preferences, redemption rights or other investor protection rights to any person or entity;

(f)
the audited financial statements of Naked for the fiscal year ended January 31, 2012, the unaudited financial statements of Naked for the period ending April 30, 2012, the audited financial statements of SBH, presented on a consolidated basis, for the fiscal year ended January 31, 2012, and unaudited financial statements of SBH for the period ending April 30, 2012 (collectively the “Financial Statements”) and the related statements of income, cash flows and shareholder’s equity of SBH and its subsidiaries, on a consolidated basis, for the fiscal years or periods ended on such dates, true and correct copies of which have been furnished to the Agent and the Lenders prior to the date hereof, present fairly in all material respects the consolidated financial position of SBH and its subsidiaries at the dates of such balance sheets and the results of the operations of SBH and its subsidiaries for the periods covered thereby and the Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited financial statements may not contain all footnotes required by generally accepted accounting principles or be subject to year-end audit adjustments;

(g)
except as fully disclosed in the Financial Statements or otherwise disclosed to the Agent there are no liabilities or obligations with respect to it of any nature whatsoever (whether absolute, accrued, contingent or otherwise, and whether or not due) which, either individually or in aggregate, would be reasonably likely to be material to it;

(h)
except as previously disclosed to the Agent or disclosed in the Financial Statements, since April 30, 2012 there has been no change in its business, operations, property, assets, liabilities or condition (financial or otherwise) which change would be reasonably likely to have a Material Adverse Effect;

(i)
upon any issuance of shares pursuant to the due exercise of the Warrants, such shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances, except for restrictions on transfer under applicable securities laws;

(j)
this Note and the Security to which it is a party have been duly executed and delivered by it and are legally valid and binding obligation of it, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(k)
except as previously disclosed to the Agent, there are no pending or, to either Borrower’s knowledge, threatened actions or proceedings to which a Borrower is party before any court or regulatory or administrative agency, whether Canadian or foreign, in which a decision adverse to a Borrower would be reasonably likely to have a Material Adverse Effect;

(l)	it has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all material taxes reflected therein or otherwise owed;

(m)
it does not own any real property and it has good and marketable title to all of its material properties and material assets, including all material property reflected in the most recent balance sheets included in the Financial Statements free and clear of all liens, charges or encumbrances (a "Lien") except Permitted Liens;

(n)
to the best of its knowledge, it is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect; and

(o)
it is not in material default in or material breach of the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material contracts, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a material default, and, to its knowledge, no counterparty to any such material contract is in material default in or material breach of any such material contract.

6. Except for Section 6(b) which is a covenant of SBH only, each of the Borrowers covenants and agrees that, so long as any of their obligations under this Note remain outstanding, they shall do all of the following:

(a)           duly and punctually pay or cause to be paid the Principal and Interest and all other amounts provided for in this Note and in the Security in accordance with the terms hereof;

(b)	reserve out of the authorized and unissued capital of SBH an adequate number of common shares such that, upon any exercise of the Warrants, such shares shall be immediately issuable;

(c)
preserve and maintain in full force and effect its legal existence and good standing in its respective jurisdictions of organization and maintain qualification in each jurisdiction in which qualification is required under applicable law, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(d)
notify the Agent in writing promptly upon becoming aware of any event or change that has caused, or evidences, an Event of Default or a Material Adverse Effect, together with a reasonably detailed description thereof and the actions it proposes to take with respect thereto;

(e)
notify the Agent in writing promptly upon entering into any discussions, negotiations, agreements, understandings or arrangements relating to any financing or acquisition proposal, whether completed or proposed, from the date hereof to and including the earlier of the conversion or payment of all sums due hereunder;

(f)
notify the Agent in writing promptly upon obtaining knowledge of the institution or threat of any action or proceeding against or affecting it or any of its property, and any material development in any such action or proceeding, that: (i) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect, or (ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Note.  It shall provide the Agent with additional information regarding any such action or proceeding as may be reasonably requested by the Agent to evaluate such action or proceeding, including copies of any filings;

(g)	keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted;

(h)	make due and timely payment or deposit of all material federal, state, provincial, local and other Canadian, US and foreign taxes, assessments, or contributions required by law;

(i)
comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of their property (including applicable statutes, regulations, orders and restrictions relating to intellectual property and environmental standards and controls), except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect;

(j)
take all actions and execute all writings or documents, including the preparation, delivery and prosecution of authorization requests and filings with governmental authorities, as may reasonably be requested by the Agent in connection with the current or future exercise of a Warrant or other rights of Lender under this Note;

(k)
keep adequately insured by financially sound and reputable insurers all assets and property of a character customarily insured by persons engaged in similar businesses similarly situated, including inventory, against loss or damage of the kinds customarily insured against by such persons, in such amounts as are customarily insured for by such persons, and, in the case of inventory, maintain at minimum insurance equivalent to the value of the total indebtedness owed to the Kalamalka Group; that it will forthwith notify the Agent of any significant loss; that it will duly and punctually pay all premiums and other sums of  money for maintaining such insurance; and that it will name the Agent as an additional loss payee on all insurance policies;

(l)	deliver to the Agent:

(i)	within 90 days of the fiscal year end, audited consolidated financial statements of the Borrowers and any of their subsidiaries;

(ii)	within 45 days of the end of a month, unaudited consolidated profit and loss statement and balance sheet for the month;

(iii)	within 45 days of the end of the first three (3) fiscal quarters and within 90 days of the end of the fourth fiscal quarter, a management report on the quarter’s results and operations;

(iv)	within 90 days of the fiscal year end, unaudited non-consolidated financial statements of the Borrowers and any of their subsidiaries;

(v)
at least 30 days before the commencement of each fiscal year, a business plan for the next fiscal year, together with the operating, capital expenditure and research and development budgets, approved by the Board;

(vi)
within three (3) Business Days after its receipt by either of the Borrowers, a copy of any notice to such Borrower of any alleged material breach of contract or obligation, together with management’s proposed manner of response to such alleged breach;

(vii)
within three (3) Business Days after any actual, apparent, or suspected loss of any material amount of inventory or receivables, notice to the Agent of all information concerning such loss or potential loss, together with management’s proposed manner of response;

(viii)	monthly margin reports with respect to Naked within ten (10) Business Days of each month end including, without limitation, information relating to detailed inventory and receivables listings; and

(ix)	any such other information, accounts, data and projections reasonably required by the Lender; and

(m)
in the case of Naked, maintain a borrowing base equivalent to a discount factor of 0.90 multiplied by the value of the sum of the value of Naked’s inventory plus the value of its accounts receivable and, in the case of SBH, ensure that Naked maintains such borrowing base.  For greater certainty, except as otherwise agreed between the parties, inventories will be calculated at the lower of cost or market value and include adjustments for estimated obsolete or excess inventory determined by future estimated sales in relation to older or out of season product.  Cost is based on actual cost on a weighted average basis.  The costs of finished goods inventories include raw materials and direct labour.  Inventory shall include raw material in transit in the possession of the Borrower, materials in the course of production, work in progress, and unsold finished goods.  The calculation of accounts receivable for margining purposes shall include only those accounts current as of 60 days that are expected to be collectable, except that up to $10,000 of receivables may be included in the borrowing base for the purpose of calculating margin if such receivables are more than 60 days old but less than 90 days old. Naked and SBH, within fifteen (15) days of either party being made aware that Naked does not meet its borrowing base requirement, shall repay to the Agent on behalf of the Kalamalka Group any amounts required to maintain Naked’s borrowing base with such lenders.

7. Each of the Borrowers covenants and agrees that, so long as any of its obligations under this Note remain outstanding, it shall not do any of the following without the Agent’s written consent:

(a)	use the funds advanced under the Loan for any purpose other than the financing of inventory and receivables;

(b)	incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than (i) the indebtedness evidenced by this Note; (ii)

(c)	as disclosed in the Financial Statements; and (iii) with respect to the Permitted Liens;

(d)
create, incur, assume or suffer to exist any lien or encumbrance upon or with respect to any of its property or assets (real or personal, tangible or intangible) (“Liens”), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to it), or assign any right to receive income or permit the filing of any security interest under the British Columbia Personal Property Security Act or any other similar notice of lien or encumbrance under any similar recording or notice statute, provided that the provisions of this Subsection 7(b) shall not prevent the creation, incurrence, assumption or existence of the following (collectively the “Permitted Liens”):

(i)
inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii)
Liens in respect of its property or assets imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or impair the use thereof in the operation of its assets subject thereto;

(iii)	Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practices;

(iv)	the Liens created by the Security; or

(v)	any Liens consented to in writing by the Agent from time to time, such consent not to unreasonably withheld.

(e)
wind up, liquidate or dissolve its affairs, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (in one or a series of related transactions), or enter into any sale-leaseback transactions for any part of its property or assets involving any person other than Lender (or agree to do any of the foregoing at any future time), except in each case for sales of inventory, materials and equipment in the ordinary course of business consistent with past practice; or

(f)
make any distribution to any or all of its shareholders, or redeem or acquire any or all of such shareholders’ shares or options in SBH (other than issuances of options or repurchases of options or equity securities at cost pursuant to any equity plan adopted by SBH for the benefit of employees or consultants of SBH); or create or suffer to exist any encumbrance or restriction on the ability of Naked to (i) pay dividends or make other distributions to SBH, (ii) repay or prepay any indebtedness owed by Naked to SBH.

8. The Lender shall not be obligated to advance the Loan unless, on the date of the first advance, all representations and warranties of the Borrowers contained in this Note and the Security are true and correct, no Event of Default has occurred and is continuing and the Agent has received on behalf of the Lender the following:

(a)	duly executed originals of this Note, the Security and all other documents which the Borrowers have covenanted to deliver to cause to be delivered under this Note or the Security;

(b)	certificates of status or good standing for each of the Borrowers issued by the relevant authority

(c)	in its jurisdiction of incorporation and all jurisdictions where it is required to be registered by virtue of conducting business in such jurisdiction;

(d)
a certified copy of resolutions of the directors of each of the Borrowers authorizing the execution, delivery and performance of this Note, the Security and the instruments, agreements, certificates and other documents contemplated in this Note and the Security;

(e)	a certificate of a responsible officer of each of the Borrowers, certifying certain matters as to each of the Borrowers;

(f)
in connection with the first issuance of notes to members of the Kalamalka Group who are Lenders, a favourable opinion from counsel for each of the Borrowers (in form and content satisfactory to counsel for the Agent) as to the status, power and capacity of each Borrower, the due authorization, execution and delivery of this Note and the Security, the enforceability of this Note, and, in the case of SBH, the validity of the Warrants; and

(g)	evidence satisfactory to the Agent of the perfection of the Security in British Columbia, Nevada, California, and any other jurisdiction where the Borrowers’ inventory or material assets are located.

9. Concurrently with the execution of this Note, SBH shall issue to the Lender a Class ● Warrant for the purchase of ___________ Common shares of SBH at an exercise price of USD$0.25 per share on or before 4:00PM on the next business day following August 10, 2014 and a Class ● Warrant for the purchase of ___________ Common shares of SBH at an exercise price of USD$0.50 per share on or before 4:00PM on the next business day following August 10, 2014.  While this Note is outstanding the Lender shall be permitted to apply any or all outstanding Principal and Interest to payment of the exercise price of the respective Warrants.

[NTD: The foregoing Section will be amended to reflect the number and class of warrants to be issued to the respective Lender and the applicable expiry period.]

10. At the option of the Lender, at maturity or at any time prior to maturity, the Lender may convert the balance outstanding under the Loan, including Principal and Interest from time to time, in whole or in part into Common shares of SBH.  The conversion rate will be 1 Common share of SBH for each seventy-five cents USD$0.75 of the Loan so converted (the “Conversion Price”).  If, at any time while any portion of the Loan is outstanding, SBH subdivides, consolidates, or pays a stock dividend on the Common shares, the Conversion Price will be simultaneously adjusted upon the happening of each such event and the Conversion Price shall be calculated by multiplying the Conversion Price in effect immediately prior to such event by the following fraction:

(a)	the numerator of which is the number of Common shares issued and outstanding immediately prior to the event; and

(b)	the denominator of which is the number of Common shares issued and outstanding immediately after the completion of the event.

If, at any time while any portion of the Loan is outstanding, the Common shares are changed into a different class or classes of shares, whether by reclassification, recapitalization, reorganization, arrangement, amalgamation or merger, the Lender shall have the right to convert all or any portion of the Loan outstanding into the kind and amount of shares and other securities and property receivable upon such change by holders of that number of shares then to which the Loan could have been converted immediately prior to such change.  Adjustments made under this Section shall be successive and each resulting new Conversion Price shall continue in effect until the next adjustment (if any) made hereunder.

The Borrowers and the Lender acknowledge and agree that the rights and obligation under this Note and the Security are subject to the provisions of the Agency Agreement and that this Note ranks, in all respects, pari passu with notes issued concurrently to other members of the Kalamalka Group who are also parties to the Agency Agreement.

11. The Borrowers hereby waive presentment or demand for payment and waives and foregoes any claim or right of set-off, contribution, or any other defense or diminishment or set off of the amount herein evidenced and secured.  Borrower further waives all defense or pleadings or cross-claim as answer or to resist demand or repayment and acknowledges and acquiesces to the filing of process by Lender and the taking of judgment and the execution of such process and waives all defenses or counterpleading thereto excepting only prior payment or the non-advance of the Principal of the Loan.

12. SECURITIES DECLARATION AND ENFORCEABILITY

The parties hereto acknowledge that this security, or any resultant securities, has not been registered under the securities laws of any jurisdiction and is being issued pursuant to an exemption from registration.

13. This Note will be binding on and enure to the benefit of the Lender, its successors and permitted assigns and the Borrowers and their respective permitted successors and assigns.

14. If any part or provision of this Note is invalid or unenforceable it will at the election of the Lender be severed from this Note and the remainder of this Note will be construed as if such invalid or unenforceable part or provision had been deleted from this Note.

15. This Note and all matters arising hereunder will be governed by the laws of the Province of British Columbia.

[EXECUTION PAGE TO FOLLOW]

IN WITNESS WHEREOF the Borrowers have executed this Note effective as the date first above written.

SEARCH BY HEADLINES.COM CORP.
by its authorized signatory

__________________________
Name:
Title:

NAKED BOXER BRIEF CLOTHING INC.
by its authorized signatory

__________________________
Name:
Title:

EXHIBIT “C”
FORM OF WARRANT CERTIFICATE

THESE WARRANTS ARE NON-TRANSFERABLE.

THESE SECURITIES HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.

WARRANT CERTIFICATE

SEARCH BY HEADLINES.COM CORP.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID AT THE TIME OF EXPIRY (AS DEFINED HEREIN).

Warrant Certificate No.: Number of Warrants:	Right to Purchase Common Shares
This is to certify that, for value received,  of , is the registered holder of () share purchase warrants (each, a “Warrant”) of SEARCH BY HEADLINES.COM CORP. (the “Company”).  Each Warrant will entitle the Holder, upon and subject to the terms and conditions attached to this certificate or any replacement certificate (in either case the “Warrant Certificate”) as Appendix “A” (the “Terms and Conditions”), to acquire from the Company one fully paid and non-assessable share of common stock of the Company (each, a “Warrant Share”) at a price of $ per Share (the “Exercise Price”) at any time prior to 4:00 p.m. (Vancouver time) on  (the “Time of Expiry”).

1.	ONE (1) WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE WARRANT SHARE. THIS CERTIFICATE REPRESENTS () WARRANTS.

2.	These Warrants are issued subject to the Terms and Conditions, and the Holder may exercise the right to purchase Warrant Shares only in accordance with the Terms and Conditions.

3.
Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder or any other person to subscribe for or purchase any Warrant Shares at any time subsequent to the Time of Expiry and from and after such time, these Warrants and all rights under this Warrant Certificate will be void and of no value.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed.

DATED at the City of Vancouver, in the Province of British Columbia, the  day of , 20 .

SEARCH BY HEADLINES.COM CORP.

Per:           _______________________________________________________
                 Authorized Signatory

APPENDIX “A”

TERMS AND CONDITIONS

TERMS AND CONDITIONS dated  (the “Terms and Conditions”), attached to the Warrant Certificate issued by Search by Headlines.com Corp.

1.	INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(b)	“Business Day” means any day of the year other than Saturday, Sunday or any day on which banks are required or authorized to close in Vancouver, British Columbia;

(c)
“Company” means Search by Headlines.com Corp. until a successor corporation will have become such as a result of consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation, and, thereafter, “Company” will mean such successor corporation;

(d)	“Exercise Price” means $ per Warrant Share, subject to adjustment as provided in Section 4.6;

(e)	“Exercise Date” has the meaning given to such term in Section 4.2(a);

(f)	“Expiry Date” means ;

(g)
“Fair Market Value” means the average of the closing or last reported sale prices of the Shares on the OTCQB (or such other exchange or quotation system on which the Shares are primarily quoted or traded at such time) over the 30 day period immediately prior to the date of the delivery of a Subscription Form to the Company by the Holder, or, if closing prices are not then routinely reported, the average of the last bid and asked prices of the Shares over the 30 day period ending five Business Days prior to such date; provided that, if there is no public market for the Shares, then the Fair Market Value shall be determined in good faith by the Company’s board of directors;

(h)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time;

(i)	“Holder” means the holder of the Warrants;

(j)	“Issuance Date” means the date hereof;

(k)
“person” means a natural person, corporation, limited liability corporation, unlimited liability corporation, joint stock corporation, partnership, limited partnership, limited liability partnership,  trust, trustee, any unincorporated organization, joint venture or any other entity;

(l)	“Reorganization” has the meaning given to such term in Section 4.6(a)(ii);

(m)	“Record Date Notice” has the meaning given to such term in Section 4.7(a);

(n)	“Section” followed by a number refers to the specified Section of these Terms and Conditions;

(o)	“Shares” means shares of common stock of the Company as constituted at the date hereof and any Shares resulting from any subdivision or consolidation of the Shares;

(p)	“Subscription Form” has the meaning given to such term in Section 4.1(a);

(q)	“Time of Expiry” means 4:00 pm (Vancouver Time) on the Expiry Date;

(r)	“Warrant Certificate” means the Warrant Certificate attached to these Terms and Conditions;

(s)	“Warrants” means the common share purchase warrants of the Company represented by the Warrant Certificate; and

(t)	“Warrant Shares” means the Shares issuable upon exercise of the Warrants.

1.2	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation not affected by Headings

The division of these Terms and Conditions into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.4	Applicable Law

The Warrants will be exclusively construed in accordance with the laws of the Province of British Columbia. The Warrant Certificate and these Terms and Conditions are governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Holder irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

1.5	Currency

Unless otherwise provided, all dollar amounts referred to in the Warrant Certificate and these Terms and Conditions are in lawful money of the United States of America.

2.	ISSUE OF WARRANTS

2.1	Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase Shares.

2.2	Warrants to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase Shares from time to time issued or granted by the Company will rank pari passu, whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3	Replacement of Lost or Damaged Warrant Certificate

(a)
In case the Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for, in place of, and upon cancellation of, such

(b)
mutilated Warrant Certificate, or in lieu of, and in substitution for, such lost, destroyed or stolen Warrant Certificate, and the replacement Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other warrants issued or to be issued by the Company.

(c)
The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and, in case of loss, destruction or theft, will furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion.  Such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4	Holder Not a Shareholder

The holding of the Warrant Certificate shall not constitute the Holder thereof as a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as expressly provided in the Warrant Certificate.

2.5	Company Covenants

The Company covenants to the Holder that so long as the Warrants remain outstanding:

(a)	it will allot, reserve and keep available a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue the Warrant Shares upon the exercise of the Warrants;

(b)	all Warrant Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable; and

(c)	it will maintain its corporate existence and keep or cause to be kept proper books of account in accordance with applicable laws.

3.	NOTICE

3.1	Notice to Holders

Any notice required or permitted to be given to the Holder will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Warrant Certificate or to such other address as the Holder may specify by notice in writing to the Company to the address set forth in Section 3.2, and any such notice will be deemed to have been given and received by the Holder: (i) if mailed, on the third Business Day following the mailing thereof; (ii) if by facsimile or other electronic communication, on successful transmission; or (iii) if delivered, on delivery, but if at the time of mailing, or between the time of mailing and the third Business Day thereafter, there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2	Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder to the address of the Holder appearing on the Warrant Certificate, and any such notice will be deemed to have been given and received by the Company: (i) if mailed, on the third Business Day following the mailing thereof; (ii) if by facsimile or other electronic communication, on successful transmission; or (iii) if delivered, on delivery, but if at the time of mailing, or between the time of mailing and the third Business Day thereafter, there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

Notices to the Company shall be delivered to:

Search by Headlines.com Corp.
2 – 34346 Manufacturers Way
Abbotsford, BC V2S 7M1
Attn:  President
Fax:    (877) 366-4767
Email: joel@thenakedshop.com

with a copy (which shall not constitute notice) to:

Clark Wilson LLP
Barristers and Solicitors
800 – 885 West Georgia Street
Vancouver, BC  V6C 3H1
Attn:  Virgil Hlus
Fax:     604.687.6314
Email: vzh@cwilson.com

4.	EXERCISE OF WARRANTS

4.1	Method of Exercise of Warrants

The Holder may exercise its right to purchase the Warrant Shares at the Exercise Price at any time until the Time of Expiry by:

(a)
providing the Company a completed and executed subscription form, in the form attached as Appendix B hereto (the “Subscription Form”), for the number of Warrant Shares which the Holder wishes to purchase, in the manner therein indicated;

(b)	surrendering the Warrant Certificate, together with the executed Subscription Form, to the address set forth in Section 3.2; and

(c)	in accordance with the Holder’s instructions in the Subscription Form, either:

(i)
paying the appropriate Exercise Price, in United States funds, for the number of Warrant Shares subscribed for, either by bank draft, certified cheque or money order, payable to the Company in Vancouver, British Columbia at the address set forth in Section 3.2, or wiring the Exercise Price to the Company or its lawyers pursuant to wiring instructions that will be provided to the Holder upon request; or

(ii)	electing to receive, without the payment by the Holder of any additional consideration, such number of Warrant Shares as is computed using the following formula:

X = Y (A – B)
                                              A

where:	X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares covered by the applicable Subscription Form;

A =	the Fair Market Value of one Share; and

B =	the Exercise Price per Warrant Share.

4.2	Effect of Exercise of Warrants

(a)
On the date the Company receives a duly executed Subscription Form and the Exercise Price for the number of Warrant Shares specified in the Subscription Form (the “Exercise Date”), the Warrant Shares so subscribed for will be deemed to have been issued and the persons to whom such Warrant Shares have been deemed to be issued will be deemed to have become the holder (or holders) of record of such Warrant Shares on such date.

(b)
As promptly as practicable after the Exercise Date and, in any event, within ten (10) Business Days of the Exercise Date, the Company shall forthwith cause to be delivered to the person or persons in whose name or names the Warrant Shares so subscribed for are to be registered as specified in such Subscription Form, and courier to him or them at his or their respective addresses specified in such Subscription Form, a certificate or certificates for the appropriate number of fully paid and non-assessable Warrant Shares, which will not exceed that number which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

4.3	Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of Warrant Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Warrant Shares less than the number which can be purchased pursuant to the Warrant Certificate, the Holder, upon exercise thereof, shall be entitled to receive a new Warrant Certificate in respect of the balance of the Warrant Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

4.4	Warrants for Fractions of Warrant Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which, in the aggregate, entitle the Holder to receive a whole number of such Warrant Shares.

4.5	Expiration of Warrants

After the Time of Expiry, all rights under the Warrant Certificate and these Terms and Conditions shall wholly cease and terminate and the Warrants shall be void and of no further force and effect.

4.6	Adjustment of Exercise Price

(a)	The Exercise Price and the number of Warrant Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event of and in the manner following:

(i)
if and whenever the Shares at any time outstanding are subdivided into a greater, or consolidated into a lesser, number of Shares, the Exercise Price will be decreased or increased proportionately as the case may be. Upon any such subdivision or consolidation, the number of Warrant Shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be; and

(ii)	in the case of any capital reorganization or of any reclassification of the capital of the Company, or in the case of the consolidation, merger or amalgamation of the Company

(iii)
with or into any other company (hereinafter collectively referred to as a “Reorganization”), each Warrant will, after such Reorganization, confer the right to purchase the number of Warrant Shares or other securities of the Company (or of the company resulting from such Reorganization) which the Holder would have been entitled to upon the Reorganization if the Holder had been a shareholder of the Company at the time of such Reorganization.

(b)
In the case of any Reorganization, if necessary, appropriate adjustments will be made in the application of the provisions of this Section 4.6 relating to the rights and interest thereafter of the Holder so that the provisions of this Section 4.6 will be made applicable as nearly as reasonably possible to any Warrant Shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

(c)
The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this Section 4.6.

(d)
The adjustments provided for in this Section 4.6 are cumulative and will become effective immediately after the applicable record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.7	Notice of Record Date

(a)	If at any time while this or any replacement Warrant Certificate is outstanding:

(i)	the Company proposes to pay any dividend of any kind upon its Shares or make any distribution to the holders of its Shares;

(ii)	the Company proposes to offer for subscription pro rata to the holders of its Shares any additional shares of stock of any class or other rights;

(iii)	the Company proposes any Reorganization; or

(iv)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall give to the Holder at least seven (7) days’ prior written notice (the “Record Date Notice”) of the date on which the books of the Company are to close or a record is to be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such Reorganization, dissolution, liquidation or winding-up.

(b)
The Record Date Notice shall specify, in the case of any such dividend, distribution or subscription right, or for determining rights to vote with respect to such Reorganization, dissolution, liquidation or winding-up, as the case may be, the date on which holders of Shares will be entitled to exchange their Shares for securities or other property deliverable upon any dividend, distribution, subscription right, Reorganization, dissolution, liquidation or winding-up, as the case may be.

(c)
Each Record Date Notice shall be delivered to the Holder at the address of the Holder set forth on the Warrant Certificate or at such other address as the Holder may from time to time specify to the Company in writing to the address of the Company set forth in Section 3.2.

(d)	Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.6, such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act, by any other firm of certified public accountants registered with the Canadian Public Accountability Board that the Company may designate and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

5.	MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

From time to time, the Company may, subject to the provisions herein, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

6.	TIME OF ESSENCE

Time will be of the essence hereof.

7.	SUCCESSORS

This Warrant Certificate will enure to the benefit of and will be binding upon the Company and its successors.

8.	WARRANTS NOT TRANSFERABLE

The Warrants are not transferable.

APPENDIX “B”

SUBSCRIPTION FORM

TO:	Search by Headlines.com Corp.
2 – 34346 Manufacturers Way
Abbotsford, BC V2S 7M1
Attention: President

The undersigned holder (the “Holder”) of the within warrant certificate dated  (the “Warrant Certificate”) hereby subscribes for ____________ shares of common stock (the “Shares”) of Search by Headlines.com Corp. (the “Company) pursuant to the within Warrants Certificate at US$ per Share on the Terms and Conditions of the within Warrant Certificate, and the Holder (select one of the following):

has included a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the Exercise Price (as defined in the Warrant Certificate) of the Shares with this Subscription Form; or

elects to receive such number of Shares as is computed using the following formula:

X = Y (A – B)
A

where:	X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares covered by this Subscription Form;

A =	the Fair Market Value (as defined in the Warrant Certificate) of one Share; and

B =	the Exercise Price per Share.

The undersigned Holder represents that, at the time of exercise of the Warrants, all of the representations and warranties contained in the Subscription Agreement between the Company and the undersigned Holder pursuant to which these Warrants were issued are true and accurate.

The undersigned hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this _____ day of ______________________, 20___.

In the presence of:

_____________________________________                          _________________________________________
Signature of Witness                                                                           Signature of Warrant Holder

Please print below your name and address in full.

______________________________________

______________________________________

______________________________________
Name (Mr./Mrs./Miss)

______________________________________
Address

LEGENDS

The certificates representing the Shares acquired on the exercise of the Warrants will bear the following legends, if and as applicable:

THESE SECURITIES HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.

INSTRUCTIONS FOR SUBSCRIPTION FORM

The signature to the Subscription Form must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration or enlargement or any change whatever.  If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.
If the Warrant Certificate and the Subscription Form are being forwarded by mail, registered mail must be employed.